Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-297733) on Form S-4 and related Prospectus of OppFi Inc. of our reports dated March 12, 2026, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of OppFi Inc. appearing in the Annual Report on Form 10-K of OppFi Inc. for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

August 5, 2026